Exhibit 10.2

SCOPE OF WORK NUMBER FIVE

FINANCE AND ACCOUNTING CONSULTING SERVICES

1. SERVICES DESCRIPTION AND SPECIFICATIONS

L&A will provide accounting and finance consulting services as requested by Cadrenal Therapeutics, Inc. (the “Client”). Services will be performed by John Sharp (the “Consultant”) as an independent contractor. Consultant shall serve as the Interim Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer of the Client. The following describes the scope of Consultant’s engagement:

Onboarding

a)	Obtain access to all financial systems, records, and data repositories;

b)	Review existing financial and operational materials, including financial statements, forecasts, material agreements, and Board reporting packages; and

c)	Meet with management and the existing accounting provider to align on reporting requirements, growth objectives, and priority initiatives; and

d)	Meet with and train with internal company finance team members, as needed.

The following services may be provided on a recurring or ad-hoc basis, as requested by management and at the Client’s discretion. Not all services listed below are required each month and will be performed as mutually agreed based on the Company’s needs:

Recurring and Ad-hoc Services

a)	Financial Leadership & Strategy

b)	SEC Reporting & Public Company Compliance

a)	Oversee preparation and review of:

i)	Form 10-K, 10-Q filings, including signing the certifications required to be signed by the Chief Financial Officer, which are attached to, and a part of, such filings;

ii)	Form 8-K filings;

iii)	Section 16 reporting; and

iv)	Proxy statements;

b)	CFO sign-off on audited and unaudited financial statements;

c)	Ensure compliance with SEC, GAAP, and NASDAQ requirements;

d)	Coordinate with external auditors and legal counsel;

e)	Support SOX compliance and internal controls;

c)	Investor Relations & Capital Markets

a)	Support earnings releases, investor presentations, and analyst communications;

b)	Prepare management for earnings calls and investor meetings;

d)	Operational Finance

a)	Oversee accounting function and monthly close process;

b)	Monitor cash flow, burn rate, and runway;

e)	Risk Management & Governance

a)	Interface with Audit Committee and Board of Directors;

b)	Support enterprise risk management initiatives; and

f)	Provide additional services as requested by Client and mutually agreed upon with L&A.

All services to be agreed upon by L&A and Client.

2. FEES

L&A will submit invoices for payment monthly. L&A agrees to perform services under Scope of Work Number Five on a time and materials basis. Client agrees to provide a $25,000 retainer which will be applied against final invoice under this SOW. Consultant shall provide not more than a maximum of twenty-four (24) hours of services to Client per week, unless approved in writing by the Client. L&A’s fees are charged per hour worked by each member of its staff at scheduled rates that are periodically adjusted, generally as of the beginning of a calendar year. As of the date hereof, L&A’s hourly fees are:

Level	Standard Rates
Interim Chief Financial Officer	$455/hour

3. CLIENT’S CONTACT INFORMATION

Quang X. Pham (quang.pham@cadrenal.com)

This SOW is subject to all of the provisions of the Master Services Agreement between Client and L&A, which are incorporated by this reference as if fully set forth herein. This SOW is effective June 25, 2026.

For Lohman & Associates, Inc.		For Cadrenal Therapeutics, Inc.

Date:	June 24, 2026	Date:	June 24, 2026

By:	/s/ Regan Lohman	By:	/s/ Quang X. Pham

Regan Lohman		Quang X. Pham
CEO		CEO